EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Alzamend Neuro, Inc. (the “Company”) on Form 10-Q for the period ended January 31, 2023, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: March 15, 2023

By: /s/ Stephan Jackman
Name: Stephan Jackman
Title: Chief Executive Officer
(Principal Executive Officer)

Date: March 15, 2023

By: /s/ David J. Katzoff
Name: David J. Katzoff
Title: Chief Financial Officer
(Principal Financial and Accounting Officer)